Exhibit 10.13
FIRST AMENDMENT
TO
LOAN AGREEMENT
THIS FIRST AMENDMENT TO LOAN AGREEMENT (“Amendment”) is entered into as of April 27, 2018 by and between MPLX LP, a Delaware limited partnership (the “Borrower”), and MPC Investment LLC, a Delaware limited liability company (the “Lender”). The Borrower and the Lender may be singularly referred to as a “Party” and collectively referred to as the “Parties”.
1.    Purpose. The Parties acknowledge and agree that this Amendment is made and entered into for the purpose of modifying certain terms and/or conditions of the Loan Agreement entered into by the Parties on December 4, 2015 (the “Loan Agreement”). The terms and conditions set forth in this Amendment shall supersede and replace the provisions of the Agreement identified herein. All terms and conditions of the Loan Agreement not modified by this Amendment shall remain in full force and effect as set forth in the Loan Agreement. All capitalized terms set forth in this Amendment shall have the same meanings as set forth in the Loan Agreement.

2.    Modification. Section 2.1 of the Loan Agreement is hereby amended and replaced in its entirety with the following:

“2.1    Loans. Subject to the terms provided for in this Loan Agreement, the Lender shall from time-to-time on or after the Effective Date make loans to the Borrower on a revolving basis (each, a “Loan” and collectively, the “Loans”), as requested by the Borrower and agreed to by the Lender (in the Lender’s sole discretion), in amounts that do not result in the aggregate principal amount of all Loans outstanding exceeding One Billion U.S. Dollars ($1,000,000,000) at any one time.”

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has executed this First Amendment to Loan Agreement as of the date first written above.

MPC INVESTMENT LLC

By:	/s/ Timothy T. Griffith
Name:	Timothy T. Griffith
Title:	Senior Vice President and Chief Financial Officer

MPLX LP
By: MPLX GP LLC, its General Partner

By:	/s/ Pamela K.M. Beall
Name:	Pamela K.M. Beall
Title:	Executive Vice President and Chief Financial Officer